ABERDEEN FUNDS

Registration No. 811-22132
FORM N-SAR
Semi-Annual Period Ended April 30, 2013

SUB-ITEM 77I: Terms of New or Amended Securities

The response to question 77I regarding terms of new or amended securities is hereby incorporated by reference to the Supplement as filed with the Securities and Exchange Commission on December 31, 2012 (SEC Accession No. 0001104659-12-086863).